Exhibit 10.10
FOURTH AMENDMENT
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
THIS FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of June 12, 2020, between SILICON VALLEY BANK, a California corporation with a loan production office located at 380 Interlocken Crescent, Suite 600, Broomfield, Colorado 80021 (“Bank”), and CENTRO, INC., a Delaware corporation whose address is 11 East Madison Street, Chicago, Illinois 60602 (“Borrower”).
RECITALS
A.    Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of April 11, 2016, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of February 17, 2017, as further amended by a certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of October 17, 2017, and as further amended by that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of April 24, 2019 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).
B.    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.    Borrower has requested that Bank amend the Loan Agreement to (a) amend the financial covenants and (b) make certain other revisions to the Loan Agreement as more fully set forth herein.
D.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.    Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.    Amendments to Loan Agreement.
2.1    Section 2.7 (Payment of Interest on the Credit Extensions). Subsection (a) of Section 2.7 is deleted in its entirety and replaced with the following:
“    (a)    Interest Rate. Subject to Section 2.7(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the greater of (i) three-quarters of one percent (0.75%) above the Prime Rate and (ii) three and three-quarters of one percent (3.75%), provided that, if Bank has received satisfactory evidence that Borrower has maintained Free Cash Flow of at least Two Million Dollars ($2,000,000.00) at all times during the immediately preceding two (2) Performance Pricing Testing Periods, such interest rate shall be equal to greater of (i) fifty-five hundredths of one percent (0.55%) below the Prime Rate and (ii) two and forty five-hundredths of one percent (2.45%), which interest shall be payable monthly in accordance with Section 2.7(d) below.”
2.2    Section 6.2 (Financial Statements, Reports, Certificates). Subsection (k) of Section 6.2 is deleted in its entirety and replaced with the following:
“    (k)    prompt written notice of any changes to the beneficial ownership information set out in Section 14 of the Perfection Certificate. Borrower understands and acknowledges that Bank relies on such true, accurate and up-to-date beneficial ownership information to meet Bank’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers; and
(l)    other financial information reasonably requested by Bank.”
2.3    Section 6.8 (Bank Accounts). Subsection (a) of Section 6.8 is deleted in its entirety and replaced with the following:
“    (a)    Maintain all of its and all of its Subsidiaries’ domestic operating and depository accounts (other than deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such) and excess cash with Bank and Bank’s Affiliates; provided that Borrower shall be permitted to maintain payment processing accounts with PayPal containing an aggregate amount (for all such accounts together) not to exceed Four Hundred Thousand Dollars ($400,000.00) (the “Permitted Accounts”). In addition, Borrower and any Subsidiary of Borrower shall obtain any business credit card exclusively from Bank.”
2.4    Section 6.9 (Financial Covenants). Subsections (a) and (b) of Section 6.9 is hereby deleted in its entirety and replaced with the following:
“    (a)    Liquidity. At all times, to be tested as of the last day of each month (i) commencing with the month ending February 29, 2016, and continuing through the month ending June 30, 2017, Liquidity of at least (A) Ten Million Dollars ($10,000,000.00) for the months ending February 28th (or 29th for any leap year), March 31st, April 30th, May 31st, June 30th, July 31st, August 31st and September 30th of each year and (B) Six Million Dollars ($6,000,000.00) for the months ending January 31st, October 31st, November 30th and December 31st of each year, (ii) commencing with the month ending July 31, 2017 and continuing for each month thereafter through and including the month ending April 30, 2020,

Liquidity of at least Seven Million Five Hundred Thousand Dollars ($7,500,000.00), and (iii) commencing with the month ending May 31, 2020 and continuing for each month thereafter, Liquidity of at least Ten Million Dollars ($10,000,000.00).
(b)    Free Cash Flow. To be tested as of the last day of each calendar quarter, on a consolidated basis with respect to Borrower and its Subsidiaries, Free Cash Flow for the following periods of at least (i) ($9,000,000.00) for the three (3) month period ending March 31, 2016, (ii) ($11,000,000.00) for the six (6) month period ending June 30, 2016, (iii) ($12,000,000.00) for the nine (9) month period ending September 30, 2016, (iv) ($4,000,000.00) for the twelve (12) month period ending December 31, 2016, (v) ($4,000,000.00) for the twelve (12) month period ending March 31, 2017, (vi) ($6,500,000.00) for the twelve (12) month period ending June 30, 2017, (vii) ($8,000,000.00) for the twelve (12) month period ending September 30, 2017, (viii) ($6,000,000.00) for the twelve (12) month period ending December 31, 2017, (ix) ($7,500,000.00) for the twelve (12) month period ending March 31, 2018, (x) ($9,500,000.00) for the twelve (12) month periods ending June 30, 2018 and September 30, 2018, (xi) ($3,500,000.00) for the twelve (12) month period ending December 31, 2018, (xii) ($750,000.00) for the twelve (12) month period ending March 31, 2019, (xiii) ($1,250,000.00) for the twelve (12) month period ending June 30, 2019, (xiv) ($2,500,000.00) for the twelve (12) month period ending September 30, 2019, (xv) $2,000,000.00 for the twelve (12) month period ending December 31, 2019, (xvi) $2,250,000.00 for the twelve (12) month period ending March 31, 2020, (xvii) ($4,250,000.00) for the twelve (12) month period ending June 30, 2020, (xviii) ($4,500,000.00) for the twelve (12) month period ending September 30, 2020, (xix) ($2,000,000.00) for the twelve (12) month period ending December 31, 2020, (xx) $0.00 for the twelve (12) month period ending March 31, 2021, and (xxi) $3,500,000.00 for the twelve (12) month period ending June 30, 2021.”
2.5    Section 6.12 (Formation or Acquisition of Subsidiaries). The following text appearing in Section 6.12 is hereby deleted:
“Notwithstanding and without limiting the negative covenants contained in Section 7.3 and 7.7 hereof, at the time that Borrower forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Effective Date,”
and inserting in lieu thereof the following:
“Notwithstanding and without limiting the negative covenants contained in Section 7.3 and 7.7 hereof, at the time that Borrower forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Effective Date (including, without limitation, pursuant to a Division),”

2.6    Section 7.1 (Dispositions). The following text appearing in Section 7.1 is hereby deleted:
“Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”),”
and inserting in lieu thereof the following:
“Convey, sell, lease, transfer, assign, or otherwise dispose of (including, without limitation, pursuant to a Division) (collectively, “Transfer”),”
2.7    Section 7.3 (Mergers or Acquisitions). The first sentence of Section 7.3 is deleted in its entirety and replaced with the following:
“Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock, or property of another Person (including, without limitation, by the formation of any Subsidiary or pursuant to a Division), except for Permitted Acquisitions.”
2.8    Section 13.1 (Definitions). The following term and its definition is hereby inserted alphabetically in Section 13.1:
“ “Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.”
2.9    Section 13.1 (Definitions). The following terms and their definitions set forth in Section 13.1 are hereby deleted in their entirety and replaced with the following:
“    “Borrowing Base” is seventy percent (70.0%) of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Report (and as may subsequently be updated by Bank in Bank’s sole discretion based upon information received by Bank including, without limitation, Accounts that are paid and/or billed following the date of the Borrowing Base Report); provided, however, that Bank has the right to decrease the foregoing percentage in its good faith business judgment to mitigate the impact of events, conditions, contingencies, or risks which may adversely affect the Collateral or its value.”
“    “Revolving Line” is an aggregate principal amount not to exceed Thirty Two Million Dollars ($32,000,000.00) outstanding at any time.”
“    “Revolving Line Maturity Date” is June 30, 2021.”

2.10    Exhibit B (Compliance Certificate). The Compliance Certificate appearing as Exhibit B to the Loan Agreement is amended in its entirety and replaced with the Compliance Certificate in the form of Schedule 1 attached hereto.
3.    Post-Closing Conditions. Borrower hereby acknowledges and agrees that Borrower will deliver to Bank, on or before the date that is thirty (30) days from the date of this Amendment, each in form and substance satisfactory to Bank: (a) a certificate of good standing/foreign qualification for Borrower from the State of California certified no more than thirty (30) days prior to the date on which such certificate is delivered; (b) a certificate of good standing/foreign qualification for Borrower from the State of New York certified no more than thirty (30) days prior to the date on which such certificate is delivered; (c) an endorsement to Borrower’s general liability insurance policy that names Bank as an additional insured; (d) an endorsement to Borrower’s property insurance policy that names Bank as lender’s loss payee; and (e) endorsements to the general liability and property insurance policies stating that the insurer will give Bank at least thirty (30) days prior written notice before any such policy or policies shall be canceled. Borrower acknowledges and agrees that the failure of Borrower to satisfy the requirements set forth in the immediately preceding sentence within thirty (30) days from the date of this Amendment shall result in an immediate Event of Default under the Loan Agreement for which there shall be no grace or cure period.
4.    Limitation of Amendments.
4.1    The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
4.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
5.    Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
5.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
5.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
5.3    Other than as reflected in the Secretary’s Corporate Borrowing Certificate dated as of the date of this Amendment, the organizational documents of Borrower delivered to

Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
5.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
5.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
5.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
5.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
6.    Perfection Certificate. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 12, 2020, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in said Perfection Certificate have not changed, as of the date hereof. Borrower hereby acknowledges and agrees that all references in the Loan Agreement to the “Perfection Certificate” shall mean and include the Perfection Certificate as described herein.
7.    Ratification of Amended and Restated Intellectual Property Security Agreement. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Amended and Restated Intellectual Property Security Agreement dated as of April 11, 2016 between Borrower and Bank, and acknowledges, confirms and agrees that said Amended and Restated Intellectual Property Security Agreement (a) contains an accurate and complete listing of all Intellectual Property Collateral (as defined therein) and (b) shall remain in full force and effect.
8.    Integration.    This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

9.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
10.    [RESERVED.]
11.    Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment of (i) a fully-earned, non-refundable amendment fee in an amount equal to Thirty-Two Thousand Dollars ($32,000.00) and (ii) Bank’s legal fees and expenses incurred in connection with this Amendment.
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		CENTRO, INC.

By	/s/ John Ryan	By	/s/ Shawn Riegsecker

Name:	John Ryan	Name:	Shawn Riegsecker

Title:	Vice President	Title:	Chief Executive Officer

Schedule 1
EXHIBIT B
COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date: ________________
FROM:	CENTRO, INC.
The undersigned authorized officer of CENTRO, INC. (“Borrower “) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement “), (1) Borrower is in complete compliance for the period ending ________________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements with Compliance Certificate	Monthly within 30 days (45 days after each December)	Yes	No
Annual financial statements (CPA Audited)	FYE within 105 days)	Yes	No
10-0, 10-K and 8-K	Within 5 days after filing with SEC	Yes	No
A/R & A/P Agings and Deferred Revenue Report	Monthly within 30 days (45 days after each December)	Yes	No
Borrowing Base Reports	Monthly within 30 days (45 days after each December)	Yes	No
Board-approved Projections	FYE within 75 days	Yes	No
The following Intellectual Property was registered after the Effective Date /if no registrations, state “None”)

Financial Covenant	Required	Actual	Complies
Maintain as indicated:
Liquidity (to be tested as of the last day of each month)	$___________*	$____________	Yes	No
Free Cash Flow (to be tested as of the last day of each calendar quarter)	$___________**	$____________	Yes	No
At all times during any AQR Testing Period, Minimum Adjusted Quick Ratio (to be tested as of the last day of each month)	0.85:1.0	______:1.0	Yes	No
*As set forth in Section 6.9(a)
**As set forth in Section 6.9(b)

Performance Pricing for Advances		Applies
Free Cash Flow > $2,000,000 at all times during preceding two Performance Pricing Testing Periods	Greater of (a) Prime - 0.55% and (b) 2.45%	Yes	No
Free Cash Flow < $2,000,000 at any time during preceding two Performance Pricing Testing Periods	Greater of (a) Prime + 0.75% and (b) 3.75%	Yes	No
The following financial covenant analyses and information set forth m Schedule 1 attached hereto are true and accurate as of the date of this Certificate.
The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

CENTRO, INC.	BANK USE ONLY

Received by:
By:		AUTHORIZED SIGNOR
Name:	Date:
Title:
Verified:
AUTHORIZED SIGNOR
Date:

Compliance Status: Yes No
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Schedule 1 to Compliance Certificate
Financial Covenants of Borrower
In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.
Dated: ________________
I.    Liquidity (Section 6.9(a))
Required: (i) Seven Million Five Hundred Thousand Dollars ($7,500,000.00) for month ending April 30, 2020, and (iii) Ten Million Dollars ($10,000,000.00) for month ending May 31, 2020 and each month thereafter.

A. Aggregate value of the unrestricted and unencumbered cash and Cash Equivalents of Borrower at Bank	$______

B.    Without duplication of (A), consolidated, unrestricted and unencumbered cash and Cash Equivalents of Centro Canada Holding and any of its direct or indirect subsidiaries with a partner bank of Bank, in an aggregate amount not exceeding $1,000,000.00
$______

C. The Availability Amount	$______

D. Liquidity (line A plus line B plus line C)	$______
Is line D equal to or greater than or equal to the amount set forth above?

______ No, not in compliance	______ Yes, in compliance

II.    Free Cash Flow (Section 6.9(b))
Required: (i) ($4,250,000.00) for the twelve (12) month period ending June 30, 2020, (ii) ($4,500,000.00) for the twelve (12) month period ending September 30, 2020, (iii) ($2,000,000.00) for the twelve (12) month period ending December 31, 2020, (iv) $0.00 for the twelve (12) month period ending March 31, 2021, and (v) $3,500,000.00 for the twelve (12) month period ending
Actual:

A. Net Income	$______

B. Interest Expense	$______

C. To the extent deducted in the calculation of Net Income, depreciation expense and amortization expense	$______

D. Income tax expense	$______

E. Non-cash equity compensation expense	$______

F. Write-offs of intangible assets and other non-cash extraordinary changes	$______

G. Other one-time expenses approved in writing by Bank in its sole discretion	$______

H. EBITDA (sum of Lines A through G)	$______

I.    The aggregate of all expenditures by Borrower and its Subsidiaries that are capital expenditures as determined in accordance with GAAP (including, without limitation, capitalized software development costs) unless financed by Permitted Indebtedness
$______

J. Free Cash Flow (Line H minus Line I)	$______
Is line J equal to or greater than or equal to the amount set forth above?

______ No, not in compliance	______ Yes, in compliance
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III.    Adjusted Quick Ratio (Section 6.9(c))
Required: 0.85 to 1.0
Actual:

A. Aggregate value of the unrestricted and unencumbered cash and Cash Equivalents of Borrower and its Subsidiaries at Bank and Bank’s Affiliates	$______

B. Aggregate value of the net billed accounts receivable of Borrower and its Subsidiaries	$______

C. Quick Assets (the sum of lines A and B)	$______

D. All obligations and liabilities of Borrower and its Subsidiaries to Bank	$______

E.    Obligations that mature within one year not otherwise reflected in Line D that should, under GAAP, be classified as liabilities on Borrower’s and its Subsidiaries’ consolidated balance sheets, including all Indebtedness (but excluding earn-out obligations of Borrower from the acquisition of SiteScout)
$______

F. Current Liabilities (the sum of lines D and E)	$______

G. Aggregate value of all current amounts received or invoiced by Borrower and its Subsidiaries in advance of performance under contracts and not yet recognized as revenue	$______

H. To the extent included as Current Liabilities, the current portion of deferred rent in an amount not to exceed Six Hundred Thousand Dollars ($600,000.00)	$______

I. Line F minus Line G minus Line H	$______

J. Adjusted Quick Ratio (Line C divided by Line I)	:1.0
Is line J equal to or greater than or equal to 0.85 to 1.0?

______ No, not in compliance	______ Yes, in compliance
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